Exhibit 99.1

Investor Contact:	Nancy Christal	Media Contact:	Eileen H. Boone
	Senior Vice President		Senior Vice President
	Investor Relations		Corporate Communications &
	(914) 722-4704		Community Relations
(401) 770-4561

FOR IMMEDIATE RELEASE

CVS CAREMARK REPORTS THIRD QUARTER RESULTS

2012 GUIDANCE RAISED AND NARROWED TO REFLECT STRONG PERFORMANCE YEAR-TO-DATE AND SOLID OUTLOOK FOR THE REMAINDER OF THE YEAR

Third Quarter and Year-Over-Year Highlights:

•                  Net revenues increased 13.3% to a record $30.2 billion, with Pharmacy Services up 22.2% and Retail Pharmacy up 5.5%

•                  Retail Pharmacy same stores sales increased 4.3%

•                  Income from continuing operations increased 16.7%

•                  Adjusted EPS increased 21.4% to $0.85; GAAP diluted EPS from continuing operations of $0.79

Year-to-Date Highlights:

•                  Free cash flow of $4.1 billion

•                  Cash flow from operations of $4.9 billion

2012 Guidance:

•                  Full-year Adjusted EPS raised and narrowed to $3.38 to $3.41

•                  Full-year GAAP diluted EPS from continuing operations raised and narrowed to $3.15 to $3.18

•                  Confirmed full-year free cash flow guidance of $4.6 to $4.9 billion and cash flow from operations of $6.2 to $6.4 billion

WOONSOCKET, RHODE ISLAND, November 6, 2012 - CVS Caremark Corporation (NYSE: CVS) today announced operating results for the three months ended September 30, 2012.

Revenues

Net revenues for the three months ended September 30, 2012 increased 13.3%, or $3.6 billion, to $30.2 billion, up from $26.7 billion in the three months ended September 30, 2011.

Revenues in the Pharmacy Services Segment increased 22.2% to $18.1 billion in the three months ended September 30, 2012. This increase was primarily driven by new client starts associated with our highly successful 2012 selling season, drug cost inflation, and the growth of our Medicare Part D program. Pharmacy network claims processed during the three months ended September 30, 2012 increased 10.0%, to 197.0 million, compared to 179.2 million in the prior year period. The increase in pharmacy network claims was primarily due to new client starts, as well as higher claims activity associated with our Medicare Part D program. Mail choice claims processed during the three months ended September 30, 2012 increased approximately 16.3% to 20.4 million compared to 17.5 million in the prior year period. The increase in the mail choice claim volume was primarily driven by new client starts and the continued adoption of our unique Maintenance Choice® program.

Revenues in the Retail Pharmacy Segment increased 5.5% to $15.5 billion in the three months ended September 30, 2012. Same store sales increased 4.3% over the prior year period, with pharmacy same store sales increasing 5.3% over the prior year period. The increase in pharmacy same store sales included a significant benefit associated with Walgreens not being part of the Express Scripts pharmacy provider network for the majority of the quarter as well as strong underlying prescription growth. Pharmacy same store prescription volumes rose 8.7% when 90-day scripts are counted as one script. When converting 90-day scripts into three scripts, our same store prescription volumes increased 11.1% in the quarter. Pharmacy same store sales were negatively impacted by approximately 905 basis points due to recent generic introductions. Front store same store sales increased 2.2% in the three months ended September 30, 2012.

For the three months ended September 30, 2012, the generic dispensing rate increased approximately 500 basis points to 79.3% in our Pharmacy Services Segment and 420 basis points to 79.9% in our Retail Pharmacy Segment, compared to the prior year period.

Income from Continuing Operations Attributable to CVS Caremark

Income from continuing operations attributable to CVS Caremark for the three months ended September 30, 2012 increased $143 million, to approximately $1.0 billion, compared with $868 million during the three months ended September 30, 2011 attributable to both our Retail Pharmacy and Pharmacy Services segments. Both segments benefited from the impact of increased generic drugs dispensed and the continued growth of our Maintenance Choice program. Our retail business benefited significantly from the contractual impasse between Walgreens and Express Scripts which ended effective September 15, 2012. Our pharmacy benefit management business benefited from the growth of our Medicare Part D business as well as 2012 new client starts. Adjusted earnings per share from continuing operations attributable to CVS Caremark (“Adjusted EPS”) for the three months ended September 30, 2012 and 2011 were $0.85 and $0.70, respectively. Adjusted EPS excludes $121 million and $118 million of intangible asset amortization related to acquisition activity in the three months ended September 30, 2012 and 2011, respectively. GAAP earnings per diluted share from continuing operations attributable to CVS Caremark for the three months ended September 30, 2012 and 2011 were $0.79 and $0.65, respectively.

Larry Merlo, president and CEO, stated, “I’m very pleased with our third quarter earnings, which exceeded the high end of our guidance range by two cents per share. We posted strong results across the enterprise, with the Pharmacy Services Segment significantly outpacing our growth expectations. The retail pharmacy business continued to capitalize on the market disruption resulting from the impasse between two of our competitors, and our retention of the prescriptions we gained during that impasse has been strong since their dispute was resolved in mid-September. Given what we have seen to date, we are optimistic that we will exceed our initial retention goal for the fourth quarter and now expect to retain at least 60% of the prescriptions gained during the impasse.”

Mr. Merlo added: “We continue to deliver substantial free cash flow and to return significant value to our shareholders. Between dividends and share repurchases, we have returned more than $4.8 billion to our shareholders year-to-date and we remain highly focused on enhancing shareholder returns.”

Real Estate Program

During the three months ended September 30, 2012, the Company opened 45 new retail drugstores and closed three retail drugstores. In addition, the Company relocated 18 retail drugstores. As of September 30, 2012, the Company operated 7,500 locations, including 7,423 retail drugstores, 28 onsite pharmacies, 31 retail specialty pharmacy stores, 12 specialty mail order pharmacies and six mail order pharmacies in 44 states, the District of Columbia and Puerto Rico.

Guidance

Given the strong third-quarter performance, the anticipated benefit from the accelerated share repurchase program announced in September 2012, and the Company’s optimism about retaining at least 60% of the prescriptions gained during the impasse between two of its competitors, the Company is raising and narrowing its guidance for the full year. The Company currently expects to achieve Adjusted EPS for 2012 in the range of $3.38 to $3.41, up from its previous range of $3.32 to $3.38, and GAAP diluted EPS from continuing operations in the range of $3.15 to $3.18, up from its previous range of $3.09 to $3.15. The Company reiterated its 2012 free cash flow guidance and expects to generate between $4.6 billion and $4.9 billion for the year. Further, the Company confirmed that it expects to generate cash flow from operations in 2012 in the range of $6.2 billion to $6.4 billion. These 2012 guidance estimates include the completion of the accelerated share repurchase agreement of $1.2 billion entered into on September 19, 2012.

Teleconference and Webcast

The Company will be holding a conference call today for the investment community at 8:30 a.m. (EST) to discuss its quarterly results. An audio webcast of the call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Caremark website at http://info.cvscaremark.com/investors. This webcast will be archived and available on the website for a one-year period following the conference call.

About the Company

CVS Caremark is dedicated to helping people on their path to better health as the largest integrated pharmacy company in the United States. Through the Company’s more than 7,400 CVS/pharmacy® stores; its leading pharmacy benefit manager serving more than 60 million plan members; and its retail health clinic system, the largest in the nation with approximately 600 MinuteClinic® locations, it is a market leader in mail order, retail and specialty pharmacy, retail clinics, and Medicare Part D Prescription Drug Plans. As a pharmacy innovation company with an unmatched breadth of capabilities, CVS Caremark continually strives to improve health and lower costs by developing new approaches such as its unique Pharmacy Advisor® program that helps people with chronic diseases such as diabetes obtain and stay on their medications. Find more information about how CVS Caremark is reinventing pharmacy for better health at http://info.cvscaremark.com/.

Forward-Looking Statements

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2011 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q.

— Tables Follow —

CVS CAREMARK CORPORATION

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2012(1)	2011	2012(1)	2011

Net revenues	$30,227	$26,674	$91,739	$78,783
Cost of revenues	24,580	21,496	75,530	63,777
Gross profit	5,647	5,178	16,209	15,006
Operating expenses	3,833	3,594	11,284	10,633
Operating profit	1,814	1,584	4,925	4,373
Interest expense, net	134	155	397	437
Income before income tax provision	1,680	1,429	4,528	3,936
Income tax provision	669	562	1,775	1,547
Income from continuing operations	1,011	867	2,753	2,389
Income (loss) from discontinued operations, net of tax	(5)	—	(7)	5
Net income	1,006	867	2,746	2,394
Net loss attributable to noncontrolling interest	—	1	2	3
Net income attributable to CVS Caremark	$1,006	$868	$2,748	$2,397

Income from continuing operations attributable to CVS Caremark:
Income from continuing operations	$1,011	$867	$2,753	$2,389
Net loss attributable to noncontrolling interest	—	1	2	3
Income from continuing operations attributable to CVS Caremark	$1,011	$868	$2,755	$2,392

Basic earnings per common share:
Income from continuing operations attributable to CVS Caremark	$0.80	$0.65	$2.15	$1.77
Income (loss) from discontinued operations attributable to CVS Caremark	—	—	(0.01)	0.01
Net income attributable to CVS Caremark	$0.80	$0.65	$2.15	$1.78
Weighted average basic common shares outstanding	1,265	1,332	1,281	1,350

Diluted earnings per common share:
Income from continuing operations attributable to CVS Caremark	$0.79	$0.65	$2.14	$1.76
Income (loss) from discontinued operations attributable to CVS Caremark	—	—	(0.01)	0.01
Net income attributable to CVS Caremark	$0.79	$0.65	$2.13	$1.77
Weighted average diluted common shares outstanding	1,274	1,340	1,290	1,356

Dividends declared per common share	$0.1625	$0.1250	$0.4875	$0.3750

(1)         Effective January 1, 2012, the Company changed its methods of accounting for prescription drug inventories in the Retail Pharmacy Segment. Additional details of this accounting change are discussed in Note 2 to the condensed consolidated financial statements included in the Company’s Form 10-Q for the quarter ended September 30, 2012.

CVS CAREMARK CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

In millions, except per share amounts	September 30, 2012(1)	December 31, 2011
Assets:
Cash and cash equivalents	$1,233	$1,413
Short-term investments	5	5
Accounts receivable, net	6,407	6,047
Inventories	10,487	10,046
Deferred income taxes	535	503
Other current assets	212	580
Total current assets	18,879	18,594
Property and equipment, net	8,369	8,467
Goodwill	26,422	26,458
Intangible assets, net	9,801	9,869
Other assets	1,325	1,155
Total assets	$64,796	$64,543

Liabilities:
Accounts payable	$5,091	$4,370
Claims and discounts payable	3,724	3,487
Accrued expenses	3,618	3,293
Short-term debt	825	750
Current portion of long-term debt	5	56
Total current liabilities	13,263	11,956
Long-term debt	9,210	9,208
Deferred income taxes	3,894	3,853
Other long-term liabilities	1,513	1,445
Commitments and contingencies
Redeemable noncontrolling interest	—	30

Shareholders’ equity:
Preferred stock, par value $0.01: 0.1 share authorized; none issued or outstanding	—	—
Common stock, par value $0.01: 3,200 shares authorized; 1,662 shares issued and 1,246 shares outstanding at September 30, 2012 and 1,640 shares issued and 1,298 shares outstanding at December 31, 2011	17	16
Treasury stock, at cost: 415 shares at September 30, 2012 and 340 shares at December 31, 2011	(15,937)	(11,953)
Shares held in trust: 1 share at September 30, 2012 and 2 shares at December 31, 2011	(31)	(56)
Capital surplus	28,914	28,126
Retained earnings	24,123	22,090
Accumulated other comprehensive loss	(170)	(172)
Total shareholders’ equity	36,916	38,051
Total liabilities and shareholders’ equity	$64,796	$64,543

(1)         Effective January 1, 2012, the Company changed its methods of accounting for prescription drug inventories in the Retail Pharmacy Segment. Additional details of this accounting change are discussed in Note 2 to the condensed consolidated financial statements included in the Company’s Form 10-Q for the quarter ended September 30, 2012.

CVS CAREMARK CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30,
In millions	2012(1)	2011
Cash flows from operating activities:
Cash receipts from customers	$84,463	$72,875
Cash paid for inventory and prescriptions dispensed by retail network pharmacies	(67,464)	(55,625)
Cash paid to other suppliers and employees	(10,120)	(10,092)
Interest received	2	3
Interest paid	(411)	(454)
Income taxes paid	(1,530)	(1,672)
Net cash provided by operating activities	4,940	5,035

Cash flows from investing activities:
Purchases of property and equipment	(1,314)	(1,168)
Proceeds from sale-leaseback transactions	427	11
Proceeds from sale of property and equipment	—	1
Acquisitions (net of cash acquired) and other investments	(303)	(1,406)
Purchase of available-for-sale investments	—	(3)
Maturity of available-for-sale investments	—	2
Proceeds from sale of subsidiary	7	—
Net cash used in investing activities	(1,183)	(2,563)

Cash flows from financing activities:
Increase in short-term debt	75	230
Proceeds from issuance of long-term debt	—	1,463
Repayments of long-term debt	(56)	(1,149)
Purchase of noncontrolling interest in subsidiary	(26)	—
Dividends paid	(627)	(508)
Derivative settlements	—	(19)
Proceeds from exercise of stock options	677	341
Excess tax benefits from stock-based compensation	21	12
Repurchase of common stock	(4,001)	(2,553)
Other	—	(9)
Net cash used in financing activities	(3,937)	(2,192)
Net increase (decrease) in cash and cash equivalents	(180)	280
Cash and cash equivalents at beginning of period	1,413	1,427
Cash and cash equivalents at end of period	$1,233	$1,707

Reconciliation of net income to net cash provided by operating activities:
Net income	$2,746	$2,394
Adjustments required to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,297	1,172
Stock-based compensation	97	100
Deferred income taxes and other noncash items	87	134
Change in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	(296)	(479)
Inventories	(586)	316
Other current assets	425	(173)
Other assets	(142)	(52)
Accounts payable and claims and discounts payable	919	716
Accrued expenses	325	980
Other long-term liabilities	68	(73)
Net cash provided by operating activities	$4,940	$5,035

(1)         Effective January 1, 2012, the Company changed its methods of accounting for prescription drug inventories in the Retail Pharmacy Segment. Additional details of this accounting change are discussed in Note 2 to the condensed consolidated financial statements included in the Company’s Form 10-Q for the quarter ended September 30, 2012.

Adjusted Earnings Per Share

(Unaudited)

For internal comparisons, management finds it useful to assess year-to-year performance by adjusting diluted earnings per share for amortization, which primarily relates to acquisition activities.

The Company defines adjusted earnings per share as income before income tax provision plus amortization, less adjusted income tax provision, plus net loss attributable to noncontrolling interest divided by the weighted average diluted common shares outstanding.

The following is a reconciliation of income before income tax provision to adjusted earnings per share:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2012	2011	2012	2011

Income before income tax provision	$1,680	$1,429	$4,528	$3,936
Amortization	121	118	362	338
Adjusted income before income tax provision	1,801	1,547	4,890	4,274
Adjusted income tax provision(1)	717	608	1,916	1,679
Adjusted income from continuing operations	1,084	939	2,974	2,595
Net loss attributable to noncontrolling interest	—	1	2	3
Adjusted income from continuing operations attributable to CVS Caremark	$1,084	$940	$2,976	$2,598

Weighted average diluted common shares outstanding	1,274	1,340	1,290	1,356
Adjusted earnings per share from continuing operations attributable to CVS Caremark	$0.85	$0.70	$2.31	$1.91

(1)   The adjusted income tax provision is computed using the effective income tax rate from the consolidated statement of income.

Free Cash Flow

(Unaudited)

The Company defines free cash flow as net cash provided by operating activities less net additions to properties and equipment (i.e., additions to property and equipment plus proceeds from sale-leaseback transactions).

The following is a reconciliation of net cash provided by operating activities to free cash flow:

	Nine Months Ended
	September 30,
In millions	2012	2011

Net cash provided by operating activities	$4,940	$5,035
Subtract: Additions to property and equipment	(1,314)	(1,168)
Add: Proceeds from sale-leaseback transactions	427	11
Free cash flow	$4,053	$3,878

Supplemental Information

(Unaudited)

The Company evaluates its Pharmacy Services and Retail Pharmacy segment performance based on net revenue, gross profit and operating profit before the effect of nonrecurring charges and gains and certain intersegment activities. The Company evaluates the performance of its Corporate Segment based on operating expenses before the effect of nonrecurring charges and gains and certain intersegment activities. The following is a reconciliation of the Company’s segments to the accompanying consolidated financial statements:

In millions	Pharmacy Services Segment(1)	Retail Pharmacy Segment	Corporate Segment	Intersegment Eliminations(2)	Consolidated Totals

Three Months Ended
September 30, 2012:
Net revenues	$18,079	$15,504	$—	$(3,356)	$30,227
Gross profit	1,081	4,672	—	(106)	5,647
Operating profit (loss)	784	1,305	(169)	(106)	1,814
September 30, 2011:
Net revenues	14,798	14,693	—	(2,817)	26,674
Gross profit	914	4,306	—	(42)	5,178
Operating profit (loss)	657	1,123	(154)	(42)	1,584
Nine Months Ended
September 30, 2012:
Net revenues	54,802	47,373	—	(10,436)	91,739
Gross profit	2,474	14,014	—	(279)	16,209
Operating profit (loss)	1,644	4,071	(511)	(279)	4,925
September 30, 2011:
Net revenues	43,000	44,106	—	(8,323)	78,783
Gross profit	2,263	12,860	—	(117)	15,006
Operating profit (loss)	1,496	3,459	(465)	(117)	4,373
Total assets:
September 30, 2012	35,565	28,614	1,282	(665)	64,796
December 31, 2011	35,704	28,323	1,121	(605)	64,543
Goodwill:
September 30, 2012	19,621	6,801	—	—	26,422
December 31, 2011	19,657	6,801	—	—	26,458

(1)         Net revenues of the Pharmacy Services Segment include approximately $2.0 billion and $1.9 billion of retail co-payments for the three months ended September 30, 2012 and 2011, respectively, as well as $6.4 billion and $6.0 billion of retail co-payments for the nine months ended September 30, 2012 and 2011, respectively.

(2)         Intersegment eliminations relate to two types of transactions: (i) Intersegment revenues that occur when Pharmacy Services Segment customers use Retail Pharmacy Segment stores to purchase covered products. When this occurs, both the Pharmacy Services and Retail Pharmacy segments record the revenue on a standalone basis, and (ii) Intersegment revenues, gross profit and operating profit that occur when Pharmacy Services Segment customers, through the Company’s intersegment activities (such as the Maintenance Choice program), elect to pick-up their maintenance prescriptions at Retail Pharmacy Segment stores instead of receiving them through the mail. When this occurs, both the Pharmacy Services and Retail Pharmacy segments record the revenue, gross profit and operating profit on a standalone basis. Beginning in the fourth quarter of 2011, the Maintenance Choice eliminations reflect all discounts available for the purchase of mail order prescription drugs. The following amounts are eliminated in consolidation in connection with the item (ii) intersegment activity: net revenues of $841 million and $657 million for the three months ended September 30, 2012 and 2011, respectively, and $2.5 billion and $1.8 billion for the nine months ended September 30, 2012 and 2011, respectively; gross profit and operating profit of $106 million and $42 million for the three months ended September 30, 2012 and 2011, respectively, and $279 million and $117 million for the nine months ended September 30, 2012 and 2011, respectively.

Supplemental Information

(Unaudited)

Pharmacy Services Segment

The following table summarizes the Pharmacy Services Segment’s performance for the respective periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions	2012	2011	2012	2011

Net revenues	$18,079	$14,798	$54,802	$43,000
Gross profit	1,081	914	2,474	2,263
Gross profit % of net revenues	6.0%	6.2%	4.5%	5.3%
Operating expenses	297	257	830	767
Operating expense % of net revenues	1.6%	1.7%	1.5%	1.8%
Operating profit	784	657	1,644	1,496
Operating profit % of net revenues	4.3%	4.4%	3.0%	3.5%

Net revenues(1):
Mail choice(2)	$5,675	$4,741	$17,084	$13,715
Pharmacy network(3)	12,363	10,003	37,573	29,116
Other	41	54	145	169
Pharmacy claims processed(1):
Total	217.4	196.7	654.6	563.7
Mail choice(2)	20.4	17.5	61.3	52.8
Pharmacy network(3)	197.0	179.2	593.3	510.9
Generic dispensing rate(1):
Total	79.3%	74.3%	78.0%	74.0%
Mail choice(2)	73.1%	65.0%	71.1%	64.4%
Pharmacy network(3)	79.9%	75.3%	78.6%	75.0%
Mail choice penetration rate	22.9%	21.8%	22.9%	22.8%

(1)         Pharmacy network net revenues, claims processed and generic dispensing rates do not include Maintenance Choice, which are included within the mail choice category.

(2)         Mail choice is defined as claims filled at a Pharmacy Services’ mail facility, which includes specialty mail claims, as well as 90-day claims filled at retail under the Maintenance Choice program.

(3)         Pharmacy network is defined as claims filled at retail pharmacies, including our retail drugstores.

EBITDA and EBITDA per Adjusted Claim

(Unaudited)

The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. We define EBITDA per adjusted claim as EBITDA divided by adjusted pharmacy claims. Adjusted pharmacy claims normalize the claims volume statistic for the difference in average days’ supply for mail and retail claims. Adjusted pharmacy claims are calculated by multiplying 90-day claims (the majority of total mail claims) by 3 and adding the 30-day claims. EBITDA can be reconciled to operating profit, which we believe to be the most directly comparable GAAP financial measure.

The following is a reconciliation of operating profit to EBITDA for the Pharmacy Services Segment:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per adjusted claim amounts	2012	2011	2012	2011

Operating profit	$784	$657	$1,644	$1,496
Depreciation and amortization	130	112	380	317
EBITDA	914	769	2,024	1,813
Adjusted claims	255.4	229.2	769.1	661.7
EBITDA per adjusted claim	$3.58	$3.35	$2.63	$2.74

Supplemental Information

(Unaudited)

Retail Pharmacy Segment

The following table summarizes the Retail Pharmacy Segment’s performance for the respective periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions	2012	2011	2012	2011

Net revenues	$15,504	$14,693	$47,373	$44,106
Gross profit	4,672	4,306	14,014	12,860
Gross profit % of net revenues	30.1%	29.3%	29.6%	29.2%
Operating expenses	3,367	3,183	9,943	9,401
Operating expense % of net revenues	21.7%	21.7%	21.0%	21.3%
Operating profit	1,305	1,123	4,071	3,459
Operating profit % of net revenues	8.4%	7.6%	8.6%	7.8%

Retail prescriptions filled (90 Day = 1Rx)	176.5	161.0	532.4	488.9
Retail prescriptions filled (90 Day = 3 Rx)(1)	209.8	187.5	628.3	565.5
Net revenue increase:
Total	5.5%	3.8%	7.4%	3.9%
Pharmacy	6.3%	3.6%	8.6%	4.2%
Front store	3.7%	4.2%	4.9%	3.3%
Total prescription volume (90 Day = 1 Rx)	9.6%	2.1%	8.9%	3.5%
Total prescription volume (90 Day = 3 Rx)(1)	11.8%	4.3%	11.0%	5.6%
Same store increase:
Total sales	4.3%	2.3%	6.1%	2.3%
Pharmacy sales	5.3%	2.4%	7.4%	2.8%
Front store sales	2.2%	2.0%	3.2%	1.1%
Prescription volume (90 Day = 1 Rx)	8.7%	1.0%	7.8%	2.3%
Prescription volume (90 Day = 3 Rx)(1)	11.1%	3.1%	10.0%	4.4%
Generic dispensing rate	79.9%	75.7%	79.0%	75.5%
Pharmacy % of total revenues	69.1%	68.5%	69.3%	68.5%
Third party % of pharmacy revenue	97.6%	97.9%	98.0%	97.8%

(1)         Includes the adjustment to convert 90-day prescriptions to the equivalent of three 30-day prescriptions. This adjustment reflects the fact that these prescriptions include approximately three times the amount of product days supplied compared to a normal prescription.

Adjusted Earnings Per Share Guidance

(Unaudited)

The following reconciliation of estimated income before income tax provision to estimated adjusted earnings per share contains forward-looking information that is subject to risks and uncertainties that could cause actual results to differ materially. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2011 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q. For internal comparisons, management finds it useful to assess year-to-year performance by adjusting diluted earnings per share for amortization, which primarily relates to acquisition activities.

	Year Ending
In millions, except per share amounts	December 31, 2012

Income before income tax provision	$6,626	$6,683
Amortization	482	482
Adjusted income before income tax provision	7,108	7,165
Adjusted income tax provision	2,772	2,794
Adjusted income from continuing operations	4,336	4,371
Net loss attributable to noncontrolling interest	2	2
Adjusted income from continuing operations attributable to CVS Caremark	$4,338	$4,373
Weighted average diluted common shares outstanding	1,283	1,283
Adjusted earnings per share from continuing operations attributable to CVS Caremark	$3.38	$3.41

Free Cash Flow Guidance

(Unaudited)

The following reconciliation of net cash provided by operating activities to free cash flow contains forward-looking information that is subject to risks and uncertainties that could cause actual results to differ materially. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2011 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q. For internal comparisons, management finds it useful to assess year-to-year cash flow performance by adjusting cash provided by operating activities, by capital expenditures and proceeds from sale-leaseback transactions.

	Year Ending
In millions	December 31, 2012

Net cash provided by operating activities	$6,249	$6,423
Subtract: Additions to property and equipment	(2,100)	(2,025)
Add: Proceeds from sale-leaseback transactions	500	550
Free cash flow	$4,649	$4,948